UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2006

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1440 Davey Road
Woodridge, Illinois 60517		60517
(Address of principal executive offices)		(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On March 3, 2006 Advanced Life Sciences Holdings, Inc. (the “Company”) sold a number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) that in the aggregate totaled 10,233,464 shares (the “Shares”), at a price of $3.53 per Share. The Shares were sold to certain accredited investors pursuant to Securities Purchase Agreements dated February 24, 2006 (the “Agreements”) between the Company and the investors named therein (the “Investors”) without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Each investor was an accredited investor within the meaning of Rule 501(a) of Regulation D and the securities were sold without any general solicitation by the Company or its representatives.

Pursuant to the Agreements, the Investors also received warrants (the “Warrants”) to purchase an additional aggregate total of 5,116,732 shares of the Company’s Common Stock (the “Warrant Shares”). Each Warrant has an exercise price of $3.81 per share and may be exercised at any time from six months after the closing until March 3, 2011.

The Company agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission (the “Registration Statement”) within 30 days following the closing of the private placement to enable the resale of the Shares and the Warrant Shares, and to use its best efforts to cause the Registration Statement to become effective within 60 days of the closing of the private placement.

The aggregate purchase price of the Shares was $36,124,128 and the aggregate placement agent commissions were $2,528,689. Lazard Capital Markets LLC acted as the Company’s exclusive placement agent for the transaction.

A copy of the press release announcing the closing of the transaction is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description

99.1	Press release, dated March 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Date: March 9, 2006	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 3, 2006